Exhibit 99.1

The PMI Group, Inc.

Press Release

PMI Shareholders Elect Directors; CEO L. Stephen Smith Re-Elected Chairman

WALNUT CREEK, Calif., May 21 /PRNewswire-FirstCall/ — The PMI Group, Inc. (NYSE: PMI) (the Company) announced today that at the Company’s Annual Meeting of Shareholders all nine director nominees were re-elected to the Board of Directors. Following the meeting, the Board of Directors re-elected PMI Chief Executive Officer L. Stephen Smith as Chairman of the Board. The members of the PMI Board of Directors are:

— Carmine Guerro;
— Wayne E. Hedien;
— Louis G. Lower II;
— Raymond L. Ocampo Jr.;
— John D. Roach;
— L. Stephen Smith;
— Jose H. Villarreal;
— Mary Lee Widener; and
— Ronald H. Zech.

Shareholders also ratified the appointment of Ernst & Young, LLP as independent auditors for the Company for the year ending December 31, 2009, and approved the Company’s amended and restated equity incentive plan.

About The PMI Group, Inc.
The PMI Group, Inc. (NYSE: PMI), headquartered in Walnut Creek, CA provides credit enhancement solutions that expand homeownership while supporting our customers and the communities they serve. Through its wholly and partially owned subsidiaries, PMI offers residential mortgage insurance and credit enhancement products. For more information: www.pmi-us.com.

SOURCE The PMI Group, Inc.
05/21/2009
CONTACT: Investors, Bill Horning of The PMI Group, Inc.,
+1-925-658-6193, or Media, Tom Taggart of The PMI Group, Inc.,
+1-925-658-6511
Photo: http://www.newscom.com/cgi-bin/prnh/20061023/SFM058LOGO http://photoarchive.ap.org
photodesk@prnewswire.com
Web Site: http://www.pmi-us.com

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